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                                February 19, 2003


                  Re:    SEPARATION AGREEMENT AND RELEASE
                         --------------------------------

Dear Mr. Scott:

         This letter, upon your signature, will constitute the agreement between you and Digital Lightwave, Inc. ("Digital") on the terms of your separation from employment with Digital.

         1. Wednesday, February 19, 2003, will be your last day of work. Your employment terminates effective February 19, 2003 (the "separation date"). After that date, you therefore will no longer represent to anyone that you are still an employee of Digital and you will not say or do anything purporting to bind Digital or any of its affiliates.

         2. You will be paid your earned salary, accrued vacation pay, and all other amounts Digital owed to you through February 19, 2003.

         3. You are eligible to continue your health benefits under the Digital Lightwave plans for a period of three (3) months.

         4. You may be entitled to benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). If you elect such coverage, you shall be responsible for the cost of said coverage.

         5. You have returned or will immediately return to Digital any building key(s), security pass, or other access or identification cards (including business cards) and any Digital property that is currently in your possession, including any credit cards, computer equipment, mobile phones, documents, and any information you have about Digital's practices, procedures, trade secrets, customer lists, or product marketing. You will continue to comply with Digital's Proprietary Information and Inventions Agreement. By no later than February 28, 2003, you will also clear all expense accounts.

         6. You may exercise any vested stock options pursuant to the applicable Digital Stock Option Plan under which they were granted. Options granted pursuant to the 1996 Digital Stock Option Plan must be exercised within thirty
(30) days of May 19, 2003, options granted pursuant to the 2001 Digital Stock Option Plan must be exercised within ninety (90) days of May 19, 2003. Failure to timely exercise will result in the expiration of any such options.


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Mark Scott
February 19, 2003
Page 2


         7. Although you are not otherwise entitled to it, in consideration of your acceptance of this Separation Agreement, Digital will provide you with severance equal to three (3) months of salary at your normal rate for each year of service. Payment of this amount will be made on Digital's regularly scheduled payroll dates. The customary payroll deductions shall be made from these severance payments.

         8. You waive and release and promise never to assert any and all claims that you have or might have against Digital and its predecessors, subsidiaries, related entities, officers, directors, shareholders, agents, attorneys, employees, successors, or assigns, arising from or related to your employment with Digital and/or the termination of your employment with Digital.

         These claims include, but are not limited to, claims arising under federal, state and local statutory or common law, such as the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the California Fair Employment and Housing Act, the Employee Retirement and Income Security Act, and the law of contract and tort.

         You also waive and release and promise never to assert any such claims, even if you do not believe that you have such claims. You therefore waive your rights under ss. 1542 of the Civil Code of California, or any similar statute of another state, which provides in words or substance:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known to him must have materially affected his settlement with the debtor.

You understand and agree that claims or facts in addition to or different from those which are now known or believed by you to exist may hereafter be discovered, but it is your intention to release all claims you have or may have against Digital, its officers, directors, employees or agents, whether known, unknown, suspected, or unsuspected.

         9. You affirm that you have not filed or caused to be filed any claim, complaint or action against Digital in any forum or form, and that you are not presently a party to any such claim, complaint, or action.

         10. You agree that you will cooperate in providing continued assistance to the Company for a period of at least thirty days following your separation, including without limitation assistance in regard to the transition of any job duties, to the extent such assistance relates to matters which occurred during your tenure with the Company.

         11. You will not, unless required or otherwise permitted by law, disclose to others any information regarding the following:

Mark Scott
February 19, 2003
Page 3


               a. Any information regarding Digital's practices, procedures, trade secrets, customer lists, or product marketing. You acknowledge that, because of your position with Digital, you have specific knowledge of many types of information which is proprietary to Digital, including, without limitation, its current and planned technology; its current and planned corporate strategies; strategic customers and business partners; and the identity, skills and interest of its employees. You agree to keep and treat all such proprietary information as confidential. You acknowledge and reaffirm your obligations to Digital under the Proprietary Information & Invention Agreement signed by you, wherein you agreed to keep and treat all such proprietary these obligations survive your termination of employment with Digital. You also agree that for a period of six months following the effective separation date, you will not, directly or indirectly, on behalf of yourself or any other person or entity, solicit or recruit any employees of Digital, to leave Digital and/or perform work or services for another employer.

               b. The terms of this Separation Agreement, the benefit being paid under it or the fact of its payment, except that you may disclose this information to your attorney, accountant or other professional advisor to whom you must make the disclosure in order for them to render professional services to you. You will instruct them, however, to maintain the confidentiality of this information just as you must.

         12. You further agree that you will not disparage Digital, any of its affiliates, related entities or any past or present officers, directors or employees of Digital. You also agree that you will not do or say anything that damages or impairs in any way the business organization, goodwill, or reputation of Digital or any of its affiliates or related entities.

         13. Digital agrees that if asked the reason for your separation, Digital, pursuant to Digital policy, will confirm that the reason is a lay off due to business conditions and will confirm the dates of employment and normal rate of pay.

         14. You agree that neither this Separation Agreement and Release, nor the payment of severance in consideration for this release, shall be deemed or construed at any time, for any purpose, as an admission by Digital of any liability or unlawful conduct of any kind.

         15. In the event that you breach any of your obligations under this Separation Agreement or as otherwise imposed by law, Digital will be entitled to recover the benefit paid under the Agreement and to obtain all other relief provided by law or equity.

         16. You and Digital will submit any disputes relating to this Agreement (other than those relating to intellectual property) to binding arbitration conducted by the American Arbitration Association in Pinellas County, Florida.

Mark Scott
February 19, 2003
Page 4


         17. If a court of competent jurisdiction invalidates any part of this Agreement, the remaining portions will remain in force.

         18. You agree that no promise, inducement or other agreement not expressly contained in this Separation Agreement or referred to in this Agreement, has been made conferring any benefit upon you, and that this Agreement contains the entire agreement between you and Digital with respect to any benefit conferred upon you. All prior agreements, understandings, representations, oral agreements and writings are expressly superseded hereby and are of no further force and effect, and you expressly agree that you are not relying on any representations that are not contained in this Agreement. This Agreement is entered into and governed by the laws of the State of Florida.

         19. THE FOLLOWING IS REQUIRED BY THE OLDER WORKERS BENEFIT PROTECTION
ACT:

         YOU HAVE UP TO FORTY-FIVE (45) DAYS FROM THE DATE OF THIS LETTER, OR APRIL 5, 2003, TO ACCEPT THE TERMS OF THIS SEPARATION AGREEMENT, ALTHOUGH YOU MAY ACCEPT IT AT ANY TIME WITHIN THOSE FORTY-FIVE (45) DAYS. YOU ARE ADVISED TO CONSULT AN ATTORNEY ABOUT THE AGREEMENT. DETAILS REGARDING THE POSITIONS AND AGES OF PERSONS WHO WERE AFFECTED BY THE LAY OFF ARE ATTACHED FOR YOUR INFORMATION.

         TO ACCEPT THE AGREEMENT, PLEASE SIGN AND DATE THIS LETTER AND RETURN IT TO ME. (AN EXTRA COPY FOR YOUR FILES IS ENCLOSED.) ONCE YOU SIGN AND DATE THIS LETTER, YOU WILL HAVE SEVEN (7) CALENDAR DAYS FROM THE DATE YOU SIGN THIS LETTER IN WHICH TO REVOKE YOUR ACCEPTANCE. TO REVOKE, YOU MUST SEND A WRITTEN STATEMENT OF REVOCATION, WHICH SHOULD BE MAILED OR FAXED TO: JULIE HAYES AT 15550 LIGHTWAVE DRIVE, CLEARWATER, FLORIDA OR 727-442-4983. IF YOU DO NOT REVOKE, THE EIGHTH DAY AFTER THE DATE YOU SIGNED AND DATED THIS LETTER WILL BE THE "EFFECTIVE DATE" OF THE AGREEMENT.

         Mr. Scott, I am pleased that we were able to part ways on these amicable terms. Digital and I wish you every success in your future endeavors.

                                       Sincerely,



                                       Jim Green
                                       President and Chief Executive Officer

Enclosures



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Mark Scott
February 19, 2003
Page 5



         By signing this letter, I acknowledge that I have had the opportunity to review this Separation Agreement and Release carefully with an attorney of my choice; that I understand the terms of the Agreement; and that I voluntarily agree to them.


Date: ______________________________



                                           -----------------------------------
                                                        Mark Scott